                                                                 EXHIBIT 10.32



                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES
                           433 EAST LAS COLINAS BLVD.
                                   SUITE 1130
                              IRVING, TEXAS  75039


                               February 20, 1998



R. Steven Hicks,
President and Chief Executive Officer
Capstar Broadcasting Corporation
600 Congress Avenue, Suite 1400
Austin, Texas  78705

                 re:      Chancellor / Capstar Transaction

Dear Steve:

                 This letter (the "Letter Agreement"), when executed by both parties below, will set forth the essential terms and conditions of our agreement regarding a transaction between Chancellor Media Corporation of Los Angeles ("Chancellor") and Capstar Broadcasting Corporation ("Capstar") (the "Transaction"). The Transaction contemplates a series of purchases, sales, exchanges and understandings to be effected over a period of time consisting of the following:

                 1. Exchange of SFX Assets. Following the closure of the merger between SFX Broadcasting, Inc. ("SFX") and an affiliate of Capstar (the "Capstar-SFX Merger"), Capstar (which, following the closing of the Capstar-SFX Merger, shall also mean SFX and its affiliates) and Chancellor will complete a series of asset exchanges and/or purchases in which Capstar will exchange the following properties for broadcast properties to be acquired or paid for by Chancellor over a period of up to thirty-six (36) months (the "Exchange Period") (provided that, if Chancellor is determined to be a "related party" (as such term is defined in Section 1031(f) of the Internal Revenue Code) of either Capstar or SFX, Chancellor and Capstar agree to hold any SFX Station and Exchange Station, respectively, for the full, two-year period required by the Code to maintain the qualification of the transaction as a like-kind exchange, and such holding period may extend the Exchange Period as necessary):
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R. Steven Hicks
February 20, 1998
Page 2





                                  KBFB-FM          Dallas
                                  KTXQ-FM          Dallas
                                  KKRW-FM          Houston
                                  KODA-FM          Houston
                                  KQUE-AM          Houston
                                  KPLN-FM          San Diego
                                  KYXY-FM          San Diego
                                  WDVE-FM          Pittsburgh
                                  WJJJ-FM          Pittsburgh
                                  WXDX-FM          Pittsburgh
                                  WVTY-FM          Pittsburgh

These stations (together, the "SFX Stations") are deemed to have an aggregate fair market value of $637.5 million. A fair market valuation as to each of the SFX Stations (the "Station Valuations") is set forth on Schedule A to this Letter Agreement. The SFX Stations shall be exchanged for (i) radio stations in Jacksonville and Austin, pursuant to transactions described more specifically in this letter, and (ii) other radio stations to be identified by Capstar and acquired or paid for by Chancellor from time to time during the Exchange Period (all such stations contemplated by (i) and (ii) above, the "Exchange Stations"), in accordance with the following procedures:

                          (a)     Capstar will identify one or more potential
Exchange Stations, at its sole discretion, during the Exchange Period, to be acquired by Capstar pursuant to an asset purchase agreement or, as permitted below, to be acquired by Chancellor pursuant to a stock purchase agreement (an "Exchange Station Agreement").

                                  (1)      If Capstar elects to acquire an
Exchange Station pursuant to an Exchange Station Agreement that is an asset purchase agreement, (i) Capstar shall negotiate an Exchange Station Agreement with the owner of such Exchange Station on such terms and conditions as are acceptable to Capstar, (ii) Chancellor and Capstar shall simultaneously execute Asset Purchase Agreement(s) (herein so called) acceptable to both Chancellor and Capstar pursuant to which Chancellor will acquire SFX Station(s), to be identified by Chancellor in its sole discretion, whose Station Valuation(s) most closely approximate the cash purchase price (without regard to assumed debt) of the Exchange Station(s), in exchange for cash in an aggregate amount equal to the fair market value of such SFX Station(s); (iii) Capstar shall pay any escrow or deposit obligations for all Exchange Station Agreements; (iv) Capstar shall assign its contractual rights under the Asset Purchase Agreement(s) to a QI (as defined below) and Chancellor shall transfer the cash consideration to be paid under such Asset Purchase Agreement(s) to the QI; and
(v) thereafter, Capstar shall assign its contractual rights under the
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R. Steven Hicks
February 20, 1998
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Exchange Station Agreement to the QI who will transfer cash to the owner of the
Exchange Station(s) in return for the transfer of the Exchange Station(s) to Capstar.

                                  (2)      If Capstar elects to have Chancellor
acquire an Exchange Station pursuant to an Exchange Station Agreement that is a stock purchase agreement, (i) Capstar shall negotiate an Exchange Station Agreement with the owner of such Exchange Station, on Chancellor's behalf, on such terms and conditions as are acceptable to Capstar; (ii) Chancellor and Capstar shall simultaneously execute Asset Exchange Agreement(s) (herein so called) acceptable to both Chancellor and Capstar pursuant to which Chancellor and Capstar will exchange the Exchange Station being acquired pursuant to an Exchange Station Agreement and , subject to (vi) below, all other assets and liabilities of the company purchased by Chancellor pursuant to the Exchange Station Agreement for the SFX Station(s), to be identified by Chancellor in its sole discretion, whose Station Valuation(s) most closely approximate that of the Exchange Stations (i.e., the cash purchase price to be paid for the stock of the owner of the Exchange Stations after making appropriate adjustments for working capital); (iii) Capstar shall pay any escrow or deposit obligations for all Exchange Station Agreements; (iv) Chancellor shall bear no residual liability or obligation arising from the breach or failure to perform by the seller under the Exchange Station Agreement; (v) in each such case, the Asset Exchange Agreement(s) shall provide that, if the Asset Exchange Agreement is not consummated for any reason other than due to breach thereof by Chancellor, Capstar will acquire the stock of the Exchange Station owner for an amount equal to the sum of (x) the purchase price paid by Chancellor for such stock,
(y) Chancellor's transactional costs, and (z) any capital expenses approved by Capstar and incurred by Chancellor during its ownership of such stock; and (vi) in each such case, the Asset Exchange Agreement(s) shall provide that the net working capital of the company being acquired pursuant to the Exchange Station Agreements that are stock purchase agreements will be separately transferred to Capstar (if such net working capital is a positive amount, Capstar shall pay to Chancellor such amount, and if such net working capital is a negative amount, Chancellor shall pay to Capstar such amount). In negotiating such Exchange Station Agreements that are stock purchase agreements, each Exchange Station Agreement must provide that the seller of the Exchange Station(s) will pay off all debt (other than current liabilities) of the company being acquired under the Exchange Station Agreement at or prior to the closing of such Exchange Station Agreement. For two years from the date that Chancellor acquires the stock of a company pursuant to an Exchange Station Agreement that is a stock purchase agreement, Chancellor shall not liquidate such company or cause such company to merge into a member of Chancellor's consolidated group.

                                  (3)      Prior to closing each Exchange
Station Agreement in which Chancellor is the purchaser of stock, as described in Section 1(a)(2) above, if Capstar, in its
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R. Steven Hicks
February 20, 1998
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discretion, shall have negotiated a time brokerage agreement (a "TBA") with the seller of an Exchange Station, then Chancellor shall, upon execution of the applicable Asset Exchange Agreement and such TBA, immediately assign the TBA to Capstar and Chancellor shall have no further liabilities thereunder. Each
Asset Exchange Agreement will provide that, upon the acquisition of stock of the owner of the Exchange Station by Chancellor, Capstar will operate the Exchange Station under a TBA as soon as it is permitted to do so under law, until the closing of such Asset Exchange Agreement, and Capstar shall pay to Chancellor an annual TBA fee equal to ten percent (10%) of the purchase price under the Exchange Station Agreement (i.e., the cash purchase price to be paid for the stock of the owner of the Exchange Stations after making appropriate adjustments for working capital), such fee to be charged and paid monthly in arrears. The TBA will provide, to the extent possible, that the net working capital for the Exchange Station will be transferred to Capstar at the commencement of the TBA (if such net working capital is a positive amount, Capstar shall pay to Chancellor such amount, and if such net working capital is a negative amount, Chancellor shall pay to Capstar such amount). All revenues and expenses from station operations during such TBA period shall belong to Capstar, except for any expenses required by FCC rules and policies to be retained by the licensee. The TBA between Chancellor and Capstar shall provide for the reimbursement of any expenses required by the FCC rules and policies to be retained by the licensee and such capital expenditures for the Exchange Station as Capstar shall approve (it being understood that Chancellor shall not make any capital expenditures other than those required and paid for by Capstar).

                          (b)     Chancellor and Capstar shall utilize their
commercially reasonable efforts to cause these acquisitions and exchanges to occur as expeditiously as possible, including their full cooperation in obtaining any necessary governmental consents and authorizations.

                          (c)     The foregoing procedures shall be utilized
over the Exchange Period (on such timetable as Capstar shall determine) until
(i) all of the SFX Stations have been exchanged for Exchange Stations, or (ii) all of the SFX Stations have been sold to Chancellor for cash.

                          (d)     Capstar shall provide to Chancellor
representations and warranties with respect to the SFX Stations and Capstar's transfer to Chancellor thereof customary in the industry, only with respect to the following matters: (i) organization, (ii) authorization, (iii) absence of breaches in connection with the transfer, (iv) qualifications as an FCC assignor, (v) absence of conflicting orders, (vi) absence of litigation, (vii) taxes during the period after the Capstar-SFX Merger and (viii) title. Chancellor shall provide no representations and warranties with respect to the Exchange Stations except, in the case of the Chancellor Jacksonville Stations
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R. Steven Hicks
February 20, 1998
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(as defined in Section 4 below) and Exchange Stations that are acquired by
Chancellor under Exchange Station Agreements that are stock purchase agreements, as to absence of liens and title defects arising during Chancellor's ownership of such stations.

                          (e)     It is the intention of the parties that these
transactions shall be treated in a tax-efficient manner, and that, to the extent permitted by law, the transactions will qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code. However, all risk of favorable tax treatment of the transactions to Capstar shall be on Capstar.

                          (f)     Exchange Station Agreements which provide for
the purchase of stock, rather than assets, (i) may not have the effect of imposing any material tax risk on Chancellor and (ii) shall provide for the adjustment of the Station Valuations called for in the last sentence of this
Section 1(f) if the aggregate basis which Chancellor would enjoy in the SFX Stations if it were purchasing such stations in asset acquisitions for cash at the agreed-upon Station Valuation prices would be decreased by more than $120 million (the "Basket Amount"). (By accepting up to the Basket Amount in diminished basis, Chancellor only agrees to thereby reduce the amortizable or depreciable asset value for the SFX Stations, and not to the recognition of gain which could arise as a result of an exchange that is not qualified under
Section 1031 of the Internal Revenue Code, and Capstar agrees to reimburse Chancellor for any such gain that causes additional tax obligations for Chancellor.) If the Basket Amount would be exceeded as a result of a contemplated transaction, the Station Valuation(s) for the SFX Station(s) to be exchanged for the station(s) acquired under the stock-based Exchange Station Agreement(s) shall be reduced in an amount necessary to compensate Chancellor for the reduction in basis beyond the Basket Amount, and, in such event, the parties shall proceed with such transaction.

                          (g)     Capstar shall also bear the risk of changes
in regulatory policy (at the Federal Communications Commission ("FCC"), Department of Justice ("DOJ") or elsewhere) which would require the early termination of the Chancellor TBA's contemplated by Section 6 of this letter agreement. If such policy change occurs, and termination of such TBA's is thereby required, the parties will proceed promptly to consummate a sale for cash of all remaining SFX Stations from Capstar to Chancellor for a price equal to the aggregate Station Valuations for such remaining SFX Stations no later than the last permissible date on which the TBA's are permitted to continue under the revised policy.

                          (h)     Capstar shall, in good faith, endeavor first
to contract for asset purchases, rather than stock purchases.

                          (i)     All other provisions of this Section 1
notwithstanding, if, by the date that is one hundred eighty (180) days before the expiration of the Exchange Period, any SFX
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R. Steven Hicks
February 20, 1998
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Station has not been exchanged or sold to Chancellor or has not become subject to an Asset Exchange Agreement or Asset Purchase Agreement, Chancellor shall have the right to immediately acquire all such remaining SFX Station(s) for a purchase price in cash equal to the respective Station Valuation(s) for such SFX Station(s). Accordingly, the parties will no later than such date execute an Asset Purchase Agreement, with provisions customarily found in such contracts, and proceed promptly to obtain any necessary government approvals and proceed as expeditiously as possible toward the consummation of such sales, which the parties shall use commercially reasonable efforts to cause to occur on or before the expiration date of the Exchange Period. All Exchange Station Agreements entered into prior to one hundred eighty days before the expiration of the Exchange Period must provide that they terminate if not closed within one year of the original date of such Exchange Station Agreement.

                          (j)     All other provisions of this Section 1
notwithstanding, Capstar shall have the right, at any time during the Exchange Period, to designate, upon one hundred twenty (120) days prior written notice, any SFX Station for sale to Chancellor in cash at a price equal to its Station Valuation. Upon such designation, the parties shall promptly execute an Asset Purchase Agreement, with provisions customarily found in such contracts, and proceed promptly to obtain any necessary government approvals and consummate that sale.

                 2. Purchase and Sale of KKPN(FM). The parties acknowledge that, due to the attributable ownership of Hicks, Muse, Tate & Furst Incorporated ("HMTF") in both Chancellor and Capstar, the acquisition by Capstar or Chancellor of all of the SFX Stations which are licensed to or serve the Houston, Texas, market, together with KKPN-FM (owned by SFX), would, when combined with Chancellor's existing Houston properties (including KLDE-FM, which is being acquired from Bonneville International Corporation ("Bonneville")), exceed the FCC's current multiple ownership limits. Accordingly, Chancellor and Capstar agree that:

                          (a)     Chancellor will undertake to identify and
obtain a purchaser for KKPN-FM, conditioned only on the closing of the Capstar-SFX Merger and all necessary governmental approvals. (The Capstar-SFX Merger is currently expected to close on or before May 15, 1998, and Chancellor will use its commercially reasonable efforts to contract for the sale of KKPN-FM in a manner that will eliminate any potential delay in the closing of the Capstar-SFX Merger). Capstar will execute any necessary agreements to facilitate the timely sale of KKPN-FM. The KKPN-FM license will be assigned directly from SFX to the purchaser. Capstar shall have the right to approve the terms of any KKPN-FM sale agreement other than the purchase price.

                          (b)     Chancellor shall be free to obtain any sale
price it can for KKPN-FM. Fifty Million Dollars ($50,000,000) (the "KKPN Capstar Price") shall be paid at closing by

R. Steven Hicks
February 20, 1998
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the purchaser of KKPN-FM to Capstar, and any amount of the sale price for
KKPN-FM in excess of the KKPN Capstar Price shall be retained by Chancellor for its own account. Chancellor may agree to sell KKPN-FM for an amount less than the KKPN Capstar Price without the consent of Capstar, in which case the entire sale price shall be paid to Capstar at the closing of the KKPN-FM sale, and Chancellor will pay the shortfall between the actual sale price and the KKPN Capstar Price to Capstar at the closing of the sale of KKPN-FM.

                          (c)     If Chancellor has failed by March 1, 1998 to
secure the binding agreement of a qualified purchaser to acquire KKPN-FM, Capstar shall be permitted to seek and secure such a purchaser. If Capstar has secured such a purchaser, Chancellor will cooperate in any way reasonably necessary to consummate the closing of the sale of KKPN-FM to that purchaser, and Chancellor shall, at the closing of the KKPN-FM sale, pay to Capstar the difference, if any, between the sale price and the KKPN Capstar Price, up to a maximum of ten million dollars ($10,000,000).

                 3. Long Island. Chancellor and Capstar agree that the Asset Exchange Agreement between SFX and Chancellor dated July 1, 1996 (the "Chancellor-SFX AEA"), providing for the exchange of SFX's Long Island radio stations (WBLI-FM, WBAB-FM, WGBB(AM) and WHFM-FM) (the "SFX Long Island Stations"), shall be terminated at the closing of the Capstar-SFX Merger. The parties will cooperate in seeking the prompt termination of the DOJ litigation against Chancellor in connection with Hart-Scott-Rodino review of the Chancellor-SFX AEA (the "DOJ Litigation"). In addition, the parties agree to the following with regard to the SFX Long Island Stations:

                          (a)     Chancellor shall prepare a motion to dismiss
the DOJ Litigation without prejudice, and shall use its commercially reasonable efforts to provide such motion no later than February 23, 1998 to DOJ for its concurrence. The motion shall provide that the DOJ Litigation should be terminated on the ground that (1) there is no reasonable possibility that the DOJ Litigation will be completed by September 2, 1998, (2) Chancellor is unwilling to extend the Chancellor-SFX AEA beyond its current terms and (3) accordingly, Chancellor has agreed to (i) terminate the Chancellor SFX-AEA as soon as practicable, but not later than immediately following the first to occur of (A) the closing of the Capstar-SFX Merger and (B) September 2, 1998,
(ii) not extend the Chancellor-SFX AEA beyond September 2, 1998, (iii) terminate the time brokerage agreements regarding the SFX Long Island Stations as soon as practicable, but not later than September 2, 1998, (iv) not acquire or operate, or agree to acquire or operate, WBAB-FM and WBLI-FM for a period of three years or such shorter period as Chancellor owns WALK-FM, (v) provide at least thirty days prior notice to DOJ before acquiring or operating any other station licensed to Suffolk County, Long Island for a period of three years or such shorter
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R. Steven Hicks
February 20, 1998
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period as Chancellor owns WALK-FM (unless such acquisition or operation is subject to prior Hart-Scott-Rodino notification, in which case such notification will suffice) and (vi) dispose of WBAB-FM and WBLI-FM expeditiously in the event that Chancellor acquires such stations for any reason. Chancellor agrees that, if necessary to obtain concurrence by DOJ to the motion to dismiss, it shall agree, for purposes of Sections 3(a)(3)(iv) and 3(a)(3)(v) above, to comply with the obligations set forth in such subsections for a period of up to 10 years. Chancellor shall use its commercially reasonable efforts to file and prosecute the motion to dismiss upon receipt of concurrence thereto by DOJ.

                          (b)     Capstar shall be responsible for orderly
disposition of the SFX Long Island Stations. Capstar will commence immediately to find a purchaser for the SFX Long Island Stations. Such purchaser will be qualified for prompt approval by both the FCC and DOJ and will not, in the reasonable opinion of antitrust counsel to Chancellor, inhibit the prompt termination of the DOJ Litigation. Chancellor and Capstar will cooperate in
(i) the execution of any necessary assignment or sale documents, (ii) the prosecution of any FCC applications or DOJ approvals which are needed to facilitate the sale or other disposition of the SFX Long Island Stations, and
(iii) the consummation of the sale or other disposition of the SFX Long Island Stations to one or more third parties. With respect to this disposition, Chancellor shall provide to Capstar such financial information regarding the SFX Long Island Stations in Chancellor's possession as Capstar may reasonably request.

                          (c)     At the closing of the sale of the SFX Long
Island Stations, Capstar shall pay to Chancellor an amount equal to the fees of Chancellor's DOJ litigation counsel in connection with the DOJ Litigation from and after September 5, 1997.

                          (d)     Except with respect to the obligations under
Section 3(a), if for any reason the parties fail to consummate their obligations regarding the SFX Long Island Stations, the remainder of the Transaction shall not be affected thereby.

                 4. Jacksonville. As soon as practicable after the date hereof, Chancellor and Capstar will enter into an Asset Exchange Agreement (the "Jacksonville Asset Exchange Agreement") under which Chancellor will exchange stations WAPE-FM and WFYV(FM) (the "Chancellor Jacksonville Stations"), plus $90,250,000 in cash, for KODA(FM), Houston (the "Jacksonville Exchange"), on the following terms:

                          (a)     The Chancellor Jacksonville Stations shall be
valued at Fifty Three Million Dollars ($53,000,000) for purposes of the Jacksonville Exchange.
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R. Steven Hicks
February 20, 1998
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                          (b)     The closing of the Jacksonville Exchange
shall be conditioned upon (i) the termination (without legal challenge by any party) of the Chancellor-SFX AEA and (ii) the prior or contemporaneous closing of the Capstar-SFX Merger.

                          (c)     The Jacksonville Exchange shall not be
included in any computation of the Basket Amount or any reduction of Chancellor's tax basis as contemplated by Section 1(f).

                 5. Austin. Capstar's agreement dated December 22, 1997 to acquire stations KASE-FM and KVET-AM-FM, Austin, Texas (the "Austin Stations") for a purchase price of $90,250,000 (the "Austin Acquisition Agreement") will be treated as an Exchange Station Agreement for purposes of
Section 1 of this letter agreement. Capstar shall assign its contractual rights under the Jacksonville Asset Exchange Agreement to a QI and Chancellor shall transfer the cash consideration to be paid under the Jacksonville Asset Exchange Agreement to the QI at the closing of such transaction. Thereafter, Capstar will assign the Austin Acquisition Agreement to the QI, who will transfer cash to the owner of the Austin Stations in return for the transfer of the Austin Stations to Capstar. If the closing under the Jacksonville Asset Exchange Agreement is not consummated simultaneously with the closing of the Capstar-SFX Merger, then for the period from the closing of the Capstar-SFX Merger until the date that the Jacksonville Asset Exchange Agreement is consummated, Chancellor shall be paid an amount per month equal to the difference between the cost of capital that would be necessary for Chancellor to acquire KODA(FM) and the amount of the monthly TBA fee that is paid by Chancellor to operate KODA(FM) under a TBA pursuant to Section 6 of this letter agreement.

                 6. Time Brokerage Agreements. Chancellor will commence operations of each and all of the SFX Stations (which are not otherwise acquired by Chancellor on the Capstar-SFX Merger closing date) under separate time brokerage agreements (the "TBA's") under the following conditions:

                          (a)     No TBA shall commence until all necessary
Hart-Scott-Rodino waiting periods have expired or DOJ has otherwise approved such operations.

                          (b)     The TBA's shall otherwise commence on the
earlier of (i) the Capstar-SFX Merger closing date, or (ii) such earlier date as may be acceptable to Chancellor and is approved and agreed to by SFX. The commencement date for the TBA for each SFX Station may be determined independently, and the delay of one such TBA shall not preclude earlier commencement of any other TBA which meets these conditions. Each TBA shall be for a ten year term, with a five year renewal option, subject to termination upon the closing of the contemplated exchange or purchase by Chancellor.
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R. Steven Hicks
February 20, 1998
Page 10




                          (c)     The TBA's shall utilize form agreements for
such operations customary in the radio industry, and shall provide for the sale of substantially all of the programming time on each such SFX Station to Chancellor. All revenues and expenses from station operations during the TBA period shall belong to Chancellor, except for any expenses required by FCC rules or policies to be retained by the licensee. The TBA's shall provide for the reimbursement of any expenses required by the FCC rules and policies to be retained by the licensee and such capital expenditures for the SFX Station as Chancellor shall approve (it being understood that Capstar shall not make any capital expenditures other than those required and paid for by Chancellor).

                          (d)     The TBA fee shall be charged and paid monthly
in arrears during the period of TBA operations, and the monthly fee shall be an amount equal to ten percent (10%) of the Station Valuation, divided by twelve. The TBA fee for each SFX Station so operated shall be paid to SFX during the period prior to the Capstar-SFX Merger closing (if such TBA is permitted by SFX) and to Capstar thereafter.

                 7. WFAS Sale. Capstar agrees to (i) use commercially reasonable efforts to file all necessary notifications and obtain termination or expiration of the waiting period required under the Hart-Scott-Rodino act with respect to the disposition of station WFAS-FM to Westchester Radio, L.L.C. (FCC File No. BAL-971009GE) and (ii) assuming such waiting period has expired or been terminated, consummate such disposition on or before the date designated by Chancellor upon 10 business days' prior notice for its closing under an Asset Exchange Agreement between Chancellor and Bonneville (FCC File Nos. BALH-971014GG, BALH-971014GI, BALH-971014GL, BALH-971014GH, BALH-971014GJ,
and BAL-971014GK).

                 8.       Damages.

                          (a)     The following shall apply to breaches of this
Letter Agreement, any Asset Exchange Agreement or any Asset Purchase Agreement:

                                  (i)      In the event that Chancellor
materially breaches this Letter Agreement, and Capstar is not also in material breach thereof, then if the Capstar-SFX Merger is terminated as a result of Chancellor's material breach of this Letter Agreement, Capstar is not in material breach of the Capstar-SFX Merger Agreement (other than breaches that would not have occurred but for Chancellor's material breach of this Letter Agreement), and SFX obtains the liquidated damages provided for in the Capstar-SFX Merger Agreement, Capstar shall receive from Chancellor liquidated damages in the amount of $100,000,000 (for purposes of this Section 8(a)(i), a "material breach" is limited to the failure by Chancellor to close the Transaction at the
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R. Steven Hicks
February 20, 1998
Page 11




time of the proposed closing of the Capstar-SFX Merger, after all of the conditions to Chancellor's obligations to close have been satisfied).

                                  (ii)     In the event that Chancellor
materially breaches this Letter Agreement, and Capstar is not also in material breach thereof , then if Capstar is not in material breach of the Capstar-SFX Merger Agreement, and the Capstar-SFX Merger is deferred beyond June 1, 1998 as a result of Chancellor's material breach of this Letter Agreement but is ultimately closed, Capstar shall receive liquidated damages in an amount equal to $35,000,000, plus an amount equal to all amounts paid by Capstar to the SFX security holders to extend the date of the Capstar-SFX Merger from June 1, 1998, up to a maximum of $50,000,000 (i.e., the aggregate maximum damages permissible under this clause is $85,000,000) (for purposes of this Section 8(a)(ii), a "material breach" is limited to the failure by Chancellor to close the Transaction at the time of the proposed closing of the Capstar-SFX Merger, after all of the conditions to Chancellor's obligations to close have been satisfied).

                                  (iii)    In the event that Chancellor
materially breaches any Asset Exchange Agreement or Asset Purchase Agreement after the Capstar-SFX Merger has closed, then (A) if such material breach is "willful" (as defined in Section 8(a)(iv) below), Capstar shall have the right to terminate such Asset Exchange Agreement or Asset Purchase Agreement and the TBA for the relevant SFX Station(s) and the Letter Agreement and any other Definitive Agreement (as defined in Section 14 below) and seek actual damages for such material breach, subject to Capstar's duty to use its commercially reasonable efforts to mitigate its damages caused by such material breach (provided, however, that Capstar shall in all events be obligated to prepay the Note (as defined below) as set forth in Paragraph 9 of the attached Loan Term Sheet (as defined below) as a result of such termination, without any right of setoff for such actual damages) and (B) if such material breach is not "willful," Capstar shall have the right to terminate such Asset Exchange Agreement or Asset Purchase Agreement and the TBA for the relevant SFX Station(s), but not the Letter Agreement or any other Definitive Agreement, and seek actual damages for such material breach, subject to Capstar's duty to use its commercially reasonable efforts to mitigate its damages caused by such material breach, provided, that if Chancellor materially breaches another Asset Exchange Agreement or Asset Purchase Agreement (whether or not "willful"), Capstar shall have the right to terminate such other Asset Exchange Agreement or Asset Purchase Agreement and the TBA for the relevant SFX Station(s) and the Letter Agreement and any other Definitive Agreement, and seek actual damages for such material breach, subject to Capstar's duty to use its commercially reasonable efforts to mitigate its damages caused by such material breach (provided, however, that Capstar will in all events be obligated to prepay the Note as set forth in Paragraph 9 of the Loan Term Sheet as a result of such termination, without any right of setoff for such actual damages). (For purposes of this
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R. Steven Hicks
February 20, 1998
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Section 8(a)(iii), a "material breach" shall be the failure of Chancellor to close any post-Capstar-SFX Merger Exchange after all of the conditions to Chancellor's obligations to close have been satisfied, or any other material breach under the respective Asset Exchange Agreement or Asset Purchase Agreement; provided that, with respect to any material breach other than a failure to close after all conditions to close have been satisfied, such material breach is not cured by Chancellor within 30 days of written notice provided by Capstar of such material breach).

                                  (iv)     A "willful" material breach shall
mean (A) a material breach by the breaching party, (B) written notice by the other party of such material breach and (C) the failure to use commercially reasonable efforts to cure such material breach within 30 days after receipt of such notice. For purposes of this definition of "willful," no party shall claim that a material breach is "willful" on the ground that it is incurable; provided, however, that if the material breach has not been cured within such 30 day period, and the non-breaching party extends the cure period, then the material breach shall be deemed to be "willful" unless during the extended cure period the breaching party continues to use commercially reasonable efforts to cure the breach.

                          (b)     Other than as set forth in Section 8(a)(i)
and Section 8(a)(ii), Capstar shall not be entitled to liquidated damages from Chancellor.

                          (c)     In the event Chancellor's material breach of
this Letter Agreement occurs prior to the closing of the Capstar-SFX Merger, Capstar shall in good faith attempt to proceed with the closing of the Capstar-SFX Merger by seeking to obtain acceptable alternative financing to replace the financing for the Capstar-SFX Merger that would otherwise be realized as a result of the Transaction.

                          (d)     To secure a portion of the liquidated damage
obligations hereunder, Chancellor shall, upon the date that the rights and obligations under this Letter Agreement become effective under Section 14, deposit into escrow an irrevocable letter of credit in the amount of $35,000,000, which may be drawn upon by Capstar after its release from such escrow. The letter of credit shall be applied to Chancellor's liquidated damage obligations set forth above; provided, that immediately upon the closing of the Capstar-SFX Merger, such letter of credit shall be returned to Chancellor.

                          (e)     If the Capstar-SFX Merger is terminated as a
result of Capstar's material breach thereunder (other than breaches that would not have occurred but for Chancellor's material breach of this Letter Agreement), then (i) if such material breach is "willful" (as defined in
Section 8(a)(iv) above), Capstar shall reimburse Chancellor for its out-of-pocket expenses incurred in connection with this Transaction, up to a maximum of $5 million,

R. Steven Hicks
February 20, 1998
Page 13




and Chancellor shall be entitled to seek its additional actual damages for such breach and (ii) if such material breach is not "willful" (as defined in Section 8(a)(iv) above), Capstar shall reimburse Chancellor for its out-of-pocket expenses incurred in connection with this Transaction, up to a maximum of $5 million. Nothing in this Section 8(e) is intended to limit Chancellor's rights to seek actual damages for breaches by Capstar of this Letter Agreement or any Definitive Agreement.

                          (f)     If the Capstar-SFX Merger is terminated as a
result of SFX's breach thereunder, Chancellor shall, at its option, be entitled to one-third of any recovery that Capstar is able to obtain as a result of such breach, provided, that in exercising this option, Chancellor shall be obligated to reimburse Capstar for one-third of Capstar's costs in seeking such recovery as such costs are incurred.

                          (g)     Except as set forth in Section 8(a)(iii) and
Section 8(e), nothing in this Section 8 shall be construed to prohibit Capstar or Chancellor from seeking actual damages for breaches of this Letter Agreement or any the Definitive Agreement that are not covered by liquidated damage provisions.

                 9. Houston/Pittsburgh. The parties will use their commercially reasonable efforts to obtain DOJ approval of the Capstar-SFX Merger and the Transaction. In this regard, the parties agree that WTAE-AM, Pittsburgh, may be required to be divested to obtain DOJ approval of the Capstar-SFX Merger and the Transaction. With respect to WTAE-AM, Capstar shall undertake to identify and obtain a purchaser for such station. Capstar shall be free to obtain any sale price it can for WTAE-AM and shall control all aspects of the sale procedure. Capstar shall bear all risk related to the sale of WTAE-AM, including without limitation risk of loss of the liquidated damages under the Capstar-SFX Merger Agreement.

                 10. Note. In connection with the Transaction, Chancellor will, upon the occurrence of the conditions set forth in the term sheet attached hereto and by this reference made a part hereof (the "Loan Term Sheet"), provide a $250 million aggregate principal amount loan to Capstar immediately prior to the closing of the Capstar-SFX Merger. The obligations of Capstar under such loan will be evidenced by a note (the "Note"), which will have the essential terms set forth in the Loan Term Sheet.

                 11. Conditions. The parties' obligations under this Letter Agreement and each Definitive Agreement are conditioned on the following: (i) receipt of all necessary FCC approvals; and (ii) expiration or termination of any necessary waiting periods that may be required under the Hart-Scott-Rodino Act. Chancellor's obligations under this Letter Agreement and each Definitive Agreement are further conditioned on the following: (w) the investment of

R. Steven Hicks
February 20, 1998
Page 14




no less than $650 million, in equity securities of Capstar that are subordinate to the Note, between January 1, 1998 and the closing of the Capstar-SFX Merger;
(x) at the closing of the Capstar-SFX Merger, HMTF and its affiliates shall own more than 50% of all of the common equity of Capstar; (y) the absence on the closing date of the Capstar-SFX Merger of any material breach of any covenant, obligation, representation or warranty by Capstar, SFX and their subsidiaries under any material debt instrument; and (z) the absence on the closing date of the Capstar-SFX Merger of any material breach of any covenant, obligation, representation or warranty by Capstar under this Letter Agreement (both before and after giving effect to the consummation of the Transaction and the acquisition by Chancellor of the Note). In the event of a Material Adverse Effect (as defined in the Capstar-SFX Merger Agreement) on SFX related in any material respect to the SFX Stations prior to the closing of the Capstar-SFX Merger, Capstar must obtain Chancellor's consent prior to any waiver of such Material Adverse Effect, and if Chancellor does not consent to such a waiver, Chancellor shall have the right to terminate this Letter Agreement. The parties agree that, (1) in the event of any reduction in purchase price under the Capstar-SFX Merger that is negotiated as a result of such a Material Adverse Effect on SFX related in any material respect to the SFX Stations, Chancellor shall be entitled to share pro rata in any such reduction (i.e., to the proportional extent that such Material Adverse Effect affects the SFX Station(s)), to be reflected in an appropriate reduction in the Station Valuations for the SFX Stations to be acquired by Chancellor hereunder and (2) in the event of any other reduction in the purchase price under the Capstar-SFX Merger that is negotiated by Capstar, Chancellor shall be entitled to share pro rata in any such reduction, to be reflected in an appropriate reduction in the Station Valuations for the SFX Stations to be acquired by Chancellor hereunder.

                 12. Governmental Approvals. As soon as reasonably practicable after the date that the rights and obligations under this Letter Agreement become effective under Section 14, Chancellor and Capstar will submit this Letter Agreement to the DOJ and the FCC in order to obtain all necessary government approvals for the Transaction.

                 13. Arbitration. The parties agree that any dispute arising out of or relating to this Letter Agreement or any Definitive Agreement or the breach, termination, validity hereof or thereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes. The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration advisor shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.
The place of arbitration shall be Dallas, Texas. Notwithstanding anything to the contrary contained herein, the provisions of this Section 13 shall not apply with regard to any

R. Steven Hicks
February 20, 1998
Page 15




equitable remedies to which any party may be entitled under this Letter Agreement or any Definitive Agreement.

                 14. Conditions Precedent. Except as set forth in Section 16, the rights and obligations of the parties under this Letter Agreement (including, without limitation, Chancellor's obligation to provide the letter of credit referred to in Section 8(d) above) shall not become effective until
(i) approval of the Transaction by a majority of disinterested directors of Chancellor, (ii) approval of the Transaction by the board of directors of Chancellor, (iii) receipt by Chancellor of a fairness opinion from a national investment banking firm regarding the Transaction, (iv) approval of the Transaction by the Limited Partnership Advisory Committee of Hicks, Muse, Tate & Furst Equity Fund III, L.P., and receipt by such committee of a fairness opinion regarding the Transaction from a national investment banking firm, and
(v) approval of the Transaction by the board of directors of Capstar. The parties shall have twenty-one days after the date hereof to obtain such approvals and opinions (the "Approval Period"). Each party shall promptly provide any information reasonably requested by the other party and deemed necessary by the other party to obtain such approvals and opinions. The appropriate party shall notify the other in writing immediately upon satisfaction of each condition precedent.

                 15. Acquisition Proposals. During the Approval Period, Capstar shall not, nor shall it authorize or permit any officer, director, employee, affiliate of, or any investment banker, attorney or other advisor or representative of Capstar to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. During the Approval Period, Capstar will notify Chancellor immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any such negotiations or discussions that are sought to be initiated with, Capstar. An "Acquisition Proposal" means any proposal with respect to an acquisition of all or any portion of the SFX Stations, other than the transactions contemplated hereby.

                 16. Binding Nature. The parties agree that this Letter Agreement, including the Loan Term Sheet, sets forth the essential terms and conditions regarding the Transaction, and the parties intend by their signatures to be bound thereby. If the rights and obligations under this Letter Agreement have not become effective under Section 14 by the end of the Approval Period, this Letter Agreement shall automatically terminate. Notwithstanding the provisions of Section 14, the rights and obligations under Sections 3(a), 7, 13, 15 and 16 of this Letter Agreement shall become effective immediately upon execution of this Letter Agreement (other than the rights and obligations contained in Section 7(ii), which shall become effective immediately upon

R. Steven Hicks
February 20, 1998
Page 16




satisfaction of the conditions contained in Sections 14(i), 14(ii) and 14(iii)). The parties shall use their commercially reasonable efforts to negotiate and finalize forms of Asset Exchange Agreement, Asset Purchase Agreement, TBA, Note, and associated security documents (together, and upon the execution thereof, the "Definitive Agreements"). Attached to this Letter Agreement is the form of press release that will be jointly-issued by Chancellor and Capstar immediately after execution. This Letter Agreement shall be governed by and construed under the laws of the State of Texas.

R. Steven Hicks
February 20, 1998
Page 17




                 Please confirm your agreement with the foregoing by executing this letter on behalf of Capstar and returning a copy to me.

Sincerely,

CHANCELLOR MEDIA CORPORATION OF LOS ANGELES


By:      ____________________________________________________________________
         Scott K. Ginsburg, President and Chief Executive Officer


CAPSTAR BROADCASTING CORPORATION


By:      ____________________________________________________________________
         R. Steven Hicks, President and Chief Executive Officer

                                   TERM SHEET

                         12% SUBORDINATED SECURED NOTE

1.     Security:                                      12% Subordinated Secured Note (the "Note")

2.     Borrower:                                      Capstar Broadcasting Corporation ("Capstar").

3.     Lender:                                        Chancellor Media Corporation of Los Angeles
                                                      ("Chancellor").

4.     Interest:                                      12% per annum accruing from the date of issuance, payable
                                                      quarterly (subject to Capstar's Deferral Election right
                                                      and/or to adjustment, in each case, as set forth below).
                                                      Of such amount, 5/6 shall be payable in cash and 1/6
                                                      shall, at Capstar's option, either be payable in cash or
                                                      added to the principal amount of the Note.  To the extent
                                                      that any amount not paid in cash is so added to the
                                                      principal amount, such amount shall bear interest at the
                                                      rate otherwise applicable to the principal amount.
                                                      Capstar represents to Chancellor that, at the closing of
                                                      the Capstar-SFX Merger, no provision contained or to be
                                                      contained in its material debt instruments shall expressly prohibit interest payments on the Note, it being
                                                      understood that financial covenants contained in such
                                                      instruments may prevent, directly or indirectly, such
                                                      interest payments at a later time.

                                                      Upon a Deferral Election, the interest rate on the Note
                                                      for the quarterly period in which such Deferral Election
                                                      is made (i.e., the quarterly period immediately preceding
                                                      the date on which an interest payment is due (the
                                                      "Deferred Quarter")) shall increase from 12% per annum to
                                                      14% per annum (the "Increased Rate"), of which 6/7 shall
                                                      be payable in cash and 1/7 shall, at Capstar's option,
                                                      either be payable in cash or added to the principal amount of the Note.  To the extent that any amount not paid in
                                                      cash is so added to the principal amount, such amount


                                                      shall bear interest at the rate otherwise applicable to
                                                      the principal amount.  The Increased Rate shall apply from the beginning of the Deferred Quarter until the payment by
                                                      Capstar of all deferred interest in cash.

                                                      If Capstar shall not have completed acquisitions during
                                                      the Exchange Period (excluding the Jacksonville Exchange
                                                      and the acquisition of the Austin Stations) (x) with an
                                                      aggregate purchase price of $100 million by the first
                                                      anniversary of the issue date of the Note, (y) with an
                                                      aggregate purchase price of $200 million by the end of the second anniversary of the issue date of the Note, and (z)
                                                      with an aggregate purchase price of $300 million by the
                                                      end of the third anniversary of the issue date of the
                                                      Note, in each case, that are subject to the procedures
                                                      described in Section 1 of this Letter Agreement, the
                                                      Increased Rate that would apply during any Deferral
                                                      Election during each such 12 month period, if any, shall
                                                      be increased from 14% per annum to 16% per annum, of which
                                                      7/8 shall be payable in cash and 1/8 shall, at Capstar's
                                                      option, either be payable in cash or added to the
                                                      principal amount of the Note.  To the extent that any
                                                      amount not paid in cash is so added to the principal
                                                      amount, such amount shall bear interest at the rate
                                                      otherwise applicable to the principal amount.

5.     Amount at Initial Issuance:                    Aggregate commitment of $250 million.

6.     Term of Note:                                  Due on the 20th anniversary of issuance or earlier as
                                                      provided herein.

7.     Ranking:                                       Subordinated, on terms acceptable to Capstar's senior
                                                      lenders, to all indebtedness of Capstar.  Subject to the
                                                      subordination provisions, any new securities will not
                                                      prohibit or limit payment of interest on, or prepayment
                                                      of, the Note.

8.     Capstar Prepayment Rights:                     Prepayable at option of Capstar any time in increments of
                                                      $1,000 principal amount plus accrued interest; provided,
                                                      that any optional prepayment by Capstar shall not affect
                                                      Chancellor's prepayment rights described in paragraph 9
                                                      below.

                                                      Any prepayment payments made hereunder shall be applied
                                                      first to accrued interest and thereafter to principal.

9.     Capstar Prepayment Obligations:                Chancellor will have the right (but not the obligation) to require Capstar to prepay that portion of the Note equal
                                                      to 50% of the cash purchase price payable by Chancellor
                                                      under an Asset Purchase Agreement or 50% of the cash
                                                      purchase price payable by Chancellor under an Exchange
                                                      Station Agreement that is a stock purchase agreement
                                                      (i.e., the cash purchase price to be paid for the stock of the owner of the Exchange Stations after making
                                                      appropriate adjustments for working capital), upon the
                                                      consummation of the purchase of an SFX Station under an
                                                      Asset Purchase Agreement or the purchase of stock under an
                                                      Exchange Station Agreement that is a stock purchase
                                                      agreement.

                                                      Chancellor will have the option to require Capstar to
                                                      prepay any remaining portion of the Note (including
                                                      accrued interest) if Chancellor has given notice of
                                                      prepayment on the first to occur of (i) 30 days prior to
                                                      the closing of the transfer of the final SFX Station to
                                                      Chancellor under an Asset Purchase Agreement or Asset
                                                      Exchange Agreement and (ii) Chancellor's election under
                                                      Section 1(i) of this Letter Agreement to purchase all
                                                      remaining SFX Stations for cash, in either case, such
                                                      prepayment to occur on the closing of the acquisitions
                                                      referred to in clauses (i) or (ii), as applicable, above.


                                                      In the event of a Deferral Election (as defined in
                                                      paragraph 12 below), Chancellor's right to require Capstar to prepay a portion of the Note shall be increased such
                                                      that Chancellor may, with respect to such Deferral
                                                      Election, require Capstar to prepay that portion of the
                                                      Note equal to a percentage of the purchase price set forth in the first paragraph of this Paragraph 9 equal to (x)
                                                      50% plus (y) the product of 50% multiplied by a fraction,
                                                      the numerator of which is the number of days of such
                                                      Deferral Election and the denominator of which is 360.

                                                      In the event that Capstar and its subsidiaries acquire
                                                      stations during the Exchange Period that are not acquired
                                                      in compliance with the procedures set forth in Section 1
                                                      of this Letter Agreement (a "Non-Exchange Acquisition"),
                                                      Chancellor shall have the right (but not the obligation)
                                                      to require Capstar to prepay, at the closing of any such
                                                      Non-Exchange Acquisition, that portion of the Note equal
                                                      to 100% of the amount that Capstar pays in such Non-
                                                      Exchange Acquisitions.  This paragraph shall not apply to
                                                      (i) transactions of Capstar and its subsidiaries to
                                                      acquire stations that are the subject of binding
                                                      agreements and pending as of the date that the rights and
                                                      obligations under this Letter Agreement become effective
                                                      under Section 14of this Letter Agreement or the
                                                      reinvestment of proceeds from the sale of radio stations
                                                      WFAS-FM, WZZN-FM, WRKI-FM, WAXB-FM, WPUT-AM, WTAE-AM,
                                                      WJDX-FM and the SFX Long Island Stations, (ii) the
                                                      reinvestment of proceeds of station sales of Capstar and
                                                      its subsidiaries that are closed prior to the date that
                                                      the rights and obligations under this Letter Agreement
                                                      become effective under Section 14 of this Letter Agreement or that are the subject of binding agreements and pending


                                                      as of the date that the rights and obligations under this
                                                      Letter Agreement become effective under Section 14 of this
                                                      Letter Agreement, (iii) the investment into SBI Holding
                                                      Corporation or its subsidiaries of proceeds of station
                                                      sales consummated between the date that the rights and
                                                      obligations under this Letter Agreement become effective
                                                      under Section 14 of this Letter Agreement and the date that the Capstar-SFX Merger is consummated, (iv) other
                                                      acquisitions during the Exchange Period with a maximum
                                                      aggregate purchase price of $20 million and (v)
                                                      acquisitions of radio stations by SFX or its subsidiaries
                                                      from Capstar or its subsidiaries or by Capstar or its
                                                      subsidiaries from SFX or its subsidiaries.

                                                      In the event that Capstar terminates the Letter Agreement
                                                      or any Definitive Agreement pursuant to Section
                                                      8(a)(iii)(A) of the Letter Agreement, Capstar shall have
                                                      the obligation to prepay all principal and accrued
                                                      interest under the Note within three years of the date of
                                                      such termination.  In the event that Capstar terminates
                                                      the Letter Agreement or any Definitive Agreement pursuant
                                                      to Section 8(a)(iii)(B) of the Letter Agreement, Capstar
                                                      shall have the obligation to prepay all principal and
                                                      accrued interest under the Note immediately upon such
                                                      termination.

                                                      Any prepayment payments made hereunder shall be applied
                                                      first to accrued interest and thereafter to principal.

                                                      Capstar represents to Chancellor that, at the closing of
                                                      the Capstar-SFX Merger, no provision contained or to be
                                                      contained in its material debt instruments shall expressly prohibit the satisfaction of Capstar's prepayment
                                                      obligations under the Note, it being understood that
                                                      financial covenants contained in such instruments may
                                                      prevent, directly or indirectly, the satisfaction of such
                                                      prepayment obligations at a later time.

10.    Security for Capstar's Prepayment Obligations; (i) Senior perfected pledge by Capstar of common stock of
       Guarantee:                                     Capstar Broadcasting Partners, Inc. (100%), (ii) senior
                                                      perfected pledge by Capstar of common stock of SBI Holding
                                                      Corporation (a majority interest), and (iii) senior
                                                      perfected pledge of all common stock of SFX.  In addition,
                                                      SBI Holding Corporation shall provide a full and
                                                      unconditional senior guarantee of Capstar's prepayment
                                                      obligations.

11.    Covenants:                                     Debt Incurrence.  SBI Holding Corporation and its
                                                      subsidiaries will not be permitted, directly or
                                                      indirectly, to incur, create, assume, guarantee, acquire
                                                      or become liable for indebtedness except in compliance
                                                      with a 9:1 consolidated indebtedness to trailing four-
                                                      quarter EBITDA ratio.  Capstar and its subsidiaries will
                                                      not be permitted, directly or indirectly, to incur create, assume, guarantee, acquire or become liable for
                                                      indebtedness except in compliance with a 9.5:1
                                                      consolidated indebtedness to trailing four-quarter EBITDA
                                                      ratio.  In each case, the aggregate liquidation preference of all preferred stock of the entity and its consolidated
                                                      subsidiaries shall be counted as indebtedness.  These debt incurrence calculations will be made in a manner
                                                      consistent with leverage ratio calculations (including pro forma adjustments) under the senior credit agreement of
                                                      Capstar Radio Broadcasting Partners, Inc. (as such
                                                      agreement may be amended or amended and restated),
                                                      provided, that for purposes of calculating leverage ratios hereunder, Capstar and SBI Holding Corporation shall be
                                                      entitled during 1998 to include in their respective EBITDA calculations at least $10 million and $4 million,
                                                      respectively, in net revenues from The AMFM Network

                                                      (whether or not such amounts are actually received), or
                                                      such higher amount if the net revenues actually received
                                                      by Capstar and SBI Holding Corporation from The AMFM
                                                      Network exceed such amounts.  Borrowings under working
                                                      capital lines of credit of Capstar and its subsidiaries
                                                      and SBI Holding Corporation and its subsidiaries shall not count as debt, except to the extent that the aggregate
                                                      borrowings under such lines of credit exceed $50 million,
                                                      provided, that, subject to the foregoing limitations, SBI
                                                      Holding Corporation may only exclude working capital
                                                      borrowings under such lines of credit for the purposes of
                                                      calculating its leverage ratio to the extent that it or
                                                      its subsidiaries have actually borrowed such amounts.

                                                      Restricted Payments.  Capstar shall be restricted from
                                                      declaring or making payments, dividends and other
                                                      distributions on all securities of Capstar that are junior in right of payment of interest, dividends, distributions
                                                      or dissolution or liquidation payments, and from
                                                      purchasing, redeeming, retiring or otherwise acquiring any securities  of Capstar that are junior in right of payment of interest, dividends, distributions or dissolution or
                                                      liquidation payments or warrants, rights or options to
                                                      acquire such securities, except that, subject to (i)
                                                      timely payment by Capstar of all interest on the Note when due and (ii) compliance with all other obligations under
                                                      the Note, Capstar shall be able to make restricted
                                                      payments in an aggregate amount equal to $10 million.

12.    Deferral Election; Events of Default:          Capstar may, at its option but subject to the Increased
                                                      Rate as provided in paragraph 4 above, elect to defer the
                                                      payment of any cash interest due under the Note until
                                                      Capstar is obligated to prepay the Note or otherwise pay
                                                      the Note upon its maturity (a "Deferral Election").

                                                      The following shall constitute Events of Default:  (i) the failure to pay the principal on the Note when such
                                                      principal becomes due and payable (at maturity, upon
                                                      optional or mandatory prepayment, or otherwise); (ii) a
                                                      default in the observance or performance of any other
                                                      obligation, covenant or agreement under the Note; and
                                                      (iii) the bankruptcy, insolvency or reorganization
                                                      affecting Capstar or any of its significant subsidiaries.

                                                      Upon an Event of Default, Chancellor shall be entitled to
                                                      any remedy available to it.  Without limiting the
                                                      foregoing, upon an Event of Default, all principal and
                                                      accrued but unpaid interest on the Note shall, without any action by Chancellor, become immediately due and payable.

                                   SCHEDULE A

                               STATION VALUATIONS


STATION                                           VALUATION
-----------------------------------------------------------
KBFB-FM                                         $55,000,000
KTXQ-FM                                         $55,000,000
KKRW-FM                                         $83,250,000
KODA-FM                                        $143,250,000
KQUE-AM                                         $15,000,000
KPLN-FM                                         $35,000,000
KYXY-FM                                         $83,000,000
WDVE-FM                                         $83,000,000
WJJJ-FM                                         $20,000,000
WXDX-FM                                         $30,000,000
WVTY-FM                                         $35,000,000